EXHIBIT 99.1

NEWS RELEASE	OTCQB: ITGC

LODE-STAR MINING INC.
ANNOUNCES NAME AND SYMBOL CHANGE

Vancouver, B.C., May 27, 2015 – Lode-Star Mining Inc. (formerly International Gold Corp.) (the “Company”) is pleased to announce that further to its news release dated May 18, 2015, the Financial Industry Regulatory Authority (“FINRA”) has now processed the Company’s recent name change and accompanying symbol request change. As a result, the Company’s common stock will commence trading under the name “Lode-Star Mining Inc.” and the symbol "LSMG" on the OTCQB at market open on Wednesday, May 28, 2015.

The Company's new website will be active on May 29, 2015 and can be viewed at http://lode-starmining.com

For more information please contact:

Mark Walmesley, President and CEO
Lode-Star Mining Inc. (formerly International Gold Corp.)
Phone: 778-370-1372
Email: markw@lode-starmining.com

Safe Harbor Statement and Forward-Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.